EXHIBIT 99.1

FOR IMMEDIATE RELEASE

THE EASTERN COMPANY REPORTS SECOND QUARTER 2025 RESULTS

•	Cost reduction and operational improvement program successfully implemented at Big 3 Precision
•	Restructuring charges totaling $1.8 million expected to drive significant, ongoing cost savings of approximately $4 million throughout Eastern
•	Capital allocation focus drove debt reduction of $5.9 million and stock repurchases of approximately $2.1 million or 82,000 shares year-to-date

SHELTON, CT – August 5, 2025 - The Eastern Company (“Eastern” or the “Company”) (NASDAQ:EML), an industrial manufacturer of engineered solutions serving commercial transportation, logistics, and other industrial markets, today announced the results of operations for the second fiscal quarter ended June 28, 2025.

Chief Executive Officer Ryan Schroeder commented, “We made meaningful progress improving each of our businesses during the second quarter of 2025, as our strengthened leadership team continued to take decisive steps to enhance our commercial organization, reduce SG&A costs and drive greater operating efficiencies – all while successfully minimizing the impact of tariffs. During the quarter, we also implemented a strategic restructuring to optimize the workforce at Eberhard, Velvac and at the corporate level to streamline operations and operate more cost effectively. We estimate that these actions will result in approximately $4 million in annual cash cost savings beginning in 2026.”

Mr. Schroeder continued, “At Big 3 Precision, we pushed forward with the process of overhauling its operating footprint, including transitioning its engineering and prototyping from Dearborn, MI to a smaller, more efficient location in Sterling Heights MI and moving all production activities into Big 3’s existing Centralia, IL facility. This process, first announced in May 2025, will soon be completed and has already had a positive impact on reducing Big 3’s operating costs and improving organizational efficiency. Combined with the sale of Big 3 Mold’s ISBM business unit in April 2025 and the strategic reduction in personnel undertaken throughout the Company during the quarter, we significantly strengthened our operating position.

“At Eberhard, we have benefited from the launch of a new fleet of mail trucks for the U.S. Postal Service, their first major vehicle replacement program in three decades. Eberhard is providing several products for the new fleet, which features upgrades such as a walk-in cargo area, air conditioning, airbags, and improved camera and warning systems. We are proud to be part of the program, which will make USPS carriers’ jobs easier and more comfortable.

“Today’s macro-economic environment remains challenging, particularly in the heavy-duty truck and automotive markets, dampening demand and impacting our second-quarter revenue and quarter-end backlog. We are pleased, however, with our ability to successfully mitigate negative impacts from higher tariffs. Overall, we believe that the actions we have taken to improve profitability and operational effectiveness have put Eastern in a strong position for the future. Furthermore, given our strong operating foundation, healthy balance sheet and a favorable leverage profile, we remain well-equipped to pursue potential acquisitions that align with our strategic objectives. We will continue to evaluate these opportunities in a disciplined manner, consistent with our commitment to long-term value creation.”

Second Quarter and Six Months 2025 Financial Results

The following analysis excludes discontinued operations.

Net sales in the second quarter of 2025 decreased 3% to $70.2 million from $72.6 million in the second quarter of 2024. The decrease in sales was primarily due to lower sales of truck mirror assemblies offset by higher latch and lock assemblies. Net sales in the first six months of 2025 decreased 3% to $136.1 million from $139.8 million in the corresponding period last year. Sales decreased in the first six months of 2025 due to decreased sales of truck mirror assembles and latch and handle assemblies offset by increased sales of returnable transport packaging.

3 ENTERPRISE DRIVE, SUITE 408, SHELTON, CONNECTICUT  06484

PHONE (203) 729 - 2255  *  FAX (203) 723 - 8653  *  WWW.EASTERNCOMPANY.COM

Gross margin as a percentage of net sales was 23.3% for the second quarter of 2025 and 23.1% in the first six months of 2025 compared to 25.4% and 24.8% in the corresponding prior-year periods. This decrease was primarily due to increased raw material costs incurred as we transitioned from customer-provided material to in-house sourcing on a mirror project.

Selling, general and administrative expenses increased $1.0 million, or 9.4%, in the second quarter of 2025 compared to the corresponding 2024 period due to $1.8 million of restructuring charges, offset by lower personnel costs of $0.2 million, and $0.7 million of other reductions. Selling, general and administrative expenses increased $0.3 million in the first six months due to $1.9 million of restructuring charges, partially offset by lower personnel costs of $1.0 and $0.9 million of other reductions. As a percentage of net sales, selling and administrative costs were 17.3% for the second quarter of 2025 compared to 15.3% for the corresponding 2024 period and 16.5% for the first six months of 2025 compared to 15.9% for the 2024 period.

Net income from continuing operations for the second quarter of fiscal 2025 was $2.0 million, or $0.33 per diluted share, compared to net income of $4.1 million, or $0.65 per diluted share, for the comparable period in 2024. In the first six months of 2025, net income was $4.2 million, or $0.69 per diluted share, compared to $6.4 million, or $1.02 per diluted share, for the comparable period in 2024. Included in net income was restructuring charges of approximately $1.8 million or $1.4 million net of tax which resulted in a impact of $0.24 per diluted share in the quarter.

Adjusted net income from continuing operations (a non-GAAP measure) for the second quarter of fiscal 2025 was $3.5 million, or $0.57 per diluted share, compared to adjusted net income of $4.1 million, or $0.65 per diluted share, for the comparable period in 2024. For the six months ended June 28, 2025, adjusted net income was $5.7 million, or $0.93 per diluted share, compared to $6.4 million, or $1.02 per diluted share, for the comparable 2024 period.

Adjusted EBITDA from continuing operations (a non-GAAP measure) for the second quarter of fiscal 2025 was $6.7 million compared to Adjusted EBITDA from continuing operations of $8.0 million for the comparable 2024 period. For the six months ended June 28, 2025, adjusted EBITDA was $11.7 million compared to $13.5 million in the 2024 period. See “Non-GAAP Financial Measures” below and the reconciliation table accompanying this release.

During the second quarter of fiscal 2025, the Company repurchased 30,962 shares of common stock under the share repurchase program authorized in April 2025.

Conference Call and Webcast

The Eastern Company will host a conference call to discuss its results for the second quarter of 2025 and related matters on Wednesday, August 6, 2025 at 9:00AM Eastern Time. Participants can access the conference call by phone at 888-506-0062 (toll-free in the US and Canada) or 973-528-0011 (international), using access code 228156. Participants can also join via the web at https://www.webcaster4.com/Webcast/Page/1757/52745.

About The Eastern Company

The Eastern Company manages industrial businesses that design, manufacture and sell engineered solutions to markets. Eastern’s businesses operate in industries that offer long-term macroeconomic growth opportunities. The Company operates from locations in the U.S., Canada, Mexico, Taiwan, and China. More information on the Company can be found at www.easterncompany.com.

Safe Harbor for Forward-Looking Statements

Statements contained in this press release that are not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as “would,” “should,” “could,” “may,” “will,” “expect,” “believe,” “estimate,” “anticipate,” “intend,” “continue,” “plan,” “potential,” “opportunities,” or similar terms or variations of those terms or the negative of those terms. There are many factors that affect the Company’s business and the results of its operations and that may cause the actual results of operations in future periods to differ materially from those currently expected or anticipated. These factors include:

2

•	risks associated with doing business overseas, including fluctuations in exchange rates and the inability to repatriate foreign cash, the impact on cost structure and on economic conditions as a result of actual and threatened increases in trade tariffs and the impact of political, economic, and social instability;
•	the impact of tariffs, trade sanctions or political instability on the availability or cost of raw materials;
•	the impact of higher raw material and component costs and cost inflation, supply chain disruptions and shortages, particularly with respect to steel, plastics, scrap iron, zinc, copper, and electronic components;
•	delays in delivery of our products to our customers;
•	the impact of global economic conditions and interest rates, and more specifically conditions in the automotive, construction, aerospace, energy, oil and gas, transportation, electronic, and general industrial markets, including the impact, length and degree of economic downturns on the customers and markets we serve and demand for our products, reductions in production levels, the availability, terms and cost of financing, including borrowings under credit arrangements or agreements, the potential impact of bank failures on our ability to access financing or capital markets, and the impact of market conditions on pension plan funded status;
•	restrictions on operating flexibility imposed by the agreement governing our credit facility;
•	the inability to achieve the savings expected from global sourcing of materials;
•	lower-cost competition;
•	our ability to design, introduce and sell new or updated products and related components;
•	market acceptance of our products;
•	the inability to attain expected benefits from acquisitions or the inability to effectively integrate acquired businesses and achieve expected synergies;
•	costs and liabilities associated with environmental compliance;
•	the impact of climate change, natural disasters, geopolitical events, and public health crises, including pandemics and epidemics, and any related Company or government policies or actions;
•	military conflict (including the Russia/Ukraine conflict, the conflict in the Middle East, the possible expansion of such conflicts and geopolitical consequences) or terrorist threats and the possible responses by the U.S. and foreign governments;
•	failure to protect our intellectual property;
•	cyberattacks; and
•	materially adverse or unanticipated legal judgments, fines, penalties, or settlements.

The Company is also subject to other risks identified and discussed in this Management’s Discussion and Analysis of Financial Condition and Results of Operations, in Part I, Item 1A, Risk Factors, and in Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the 2024 Form 10-K, and that may be identified from time to time in our quarterly reports on Form 10-Q, current reports on Form 8-K and other filings we make with the SEC.

Although the Company believes it has an appropriate business strategy and the resources necessary for its operations, future revenue and margin trends cannot be reliably predicted, and the Company may alter its business strategies to address changing conditions. Also, the Company makes estimates and assumptions that may materially affect reported amounts and disclosures. These relate to valuation allowances for accounts receivable and excess and obsolete inventories, accruals for pensions and other postretirement benefits (including forecasted future cost increases and returns on plan assets), provisions for depreciation (estimating useful lives), uncertain tax positions, and, on occasion, accruals for contingent losses. The Company undertakes no obligation to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise, except as required by law.

3

Non-GAAP Financial Measures

The non-GAAP financial measures we provide in this press release should be viewed in addition to, and not as an alternative for, results prepared in accordance with U.S. GAAP.

To supplement the condensed consolidated financial statements prepared in accordance with U.S. GAAP, we have presented Adjusted Net Income from Continuing Operations, Adjusted Earnings Per Share from Continuing Operations, Adjusted EBITDA from Continuing Operations, Adjusted EBITDA from Discontinued Operations and Adjusted EBITDA, which are considered non-GAAP financial measures. The non-GAAP financial measures presented may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures in the same way. These measures are not substitutes for their comparable U.S. GAAP financial measures, such as net sales, net income, diluted earnings per share, or other measures prescribed by U.S. GAAP, and there are limitations to using non-GAAP financial measures.

Adjusted Net Income from Continuing Operations is defined as net income from continuing operations excluding, when incurred, gains or losses that we do not believe reflect our ongoing operations, including, for example, the impacts of impairment losses, gains/losses on the sale of subsidiaries, property and facilities, transaction expenses primarily relating to acquisitions and divestitures, factory start-up costs, factory relocation expenses, executive severance, and restructuring costs. Adjusted Net Income from Continuing Operations is a tool that can assist management and investors in comparing our performance on a consistent basis across periods by removing the impact of certain items that management believes do not directly reflect our underlying operating performance.

Adjusted Earnings Per Share from Continuing Operations is defined as earnings per share from continuing operations excluding, when incurred, certain per share gains or losses that we do not believe reflect our ongoing operations, including, for example, the impacts of impairment losses, gains/losses on the sale of subsidiaries, property and facilities, transaction expenses primarily relating to acquisitions and divestitures, factory start-up costs, factory relocation expenses, executive severance, and restructuring costs. We believe that Adjusted Earnings Per Share from Continuing Operations provides important comparability of underlying operational results, allowing investors and management to access operating performance on a consistent basis from period to period.

Adjusted EBITDA from Continuing Operations is defined as net income from continuing operations before interest expense, provision for income taxes, and depreciation and amortization and excluding, when incurred, the impacts of certain losses or gains that we do not believe reflect our ongoing operations, including, for example, impairment losses, gains/losses on sale of subsidiaries, property and facilities, transaction expenses primarily relating to acquisitions and divestitures, factory start-up costs, factory relocation expenses, executive severance, and restructuring expenses. Adjusted EBITDA from Continuing Operations is a tool that can assist management and investors in comparing our performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our underlying operations.

Adjusted EBITDA from Discontinued Operations is defined as net income from discontinued operations before interest expense, provision for income taxes, and depreciation and amortization and excluding, when incurred, the impacts of certain losses or gains that we do not believe reflect our ongoing operations, including, for example, impairment losses, gains/losses on sale of subsidiaries, property and facilities, transaction expenses primarily relating to acquisitions and divestitures, factory start-up costs, factory relocation expenses, executive severance, and restructuring expenses. Adjusted EBITDA from Discontinued Operations is a tool that can assist management and investors in comparing our performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our underlying operations.

Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, and depreciation and amortization and excluding, when incurred, the impacts of certain losses or gains that we do not believe reflect our ongoing operations, including, for example, impairment losses, gains/losses on sale of subsidiaries, property and facilities, transaction expenses primarily relating to acquisitions and divestitures, factory start-up costs, factory relocation expenses, executive severance, and restructuring expenses. Adjusted EBITDA is a tool that can assist management and investors in comparing our performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our underlying operations.

Management uses such measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors, and to establish operational goals and forecasts that are used in allocating resources. These financial measures should not be considered in isolation from, or as a replacement for, U.S. GAAP financial measures.

4

We believe that presenting non-GAAP financial measures in addition to U.S. GAAP financial measures provides investors greater transparency to the information used by our management for its financial and operational decision-making. We further believe that providing this information better enables our investors to understand our operating performance and to evaluate the methodology used by management to evaluate and measure such performance.

Investor Relations Contacts

The Eastern Company

Ryan Schroeder or Nicholas Vlahos

203-729-2255

5

THE EASTERN COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended		Six Months Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Net sales	$70,164,086	$72,564,231	$136,101,298	$139,798,820
Cost of products sold	(53,801,184)	(54,108,036)	(104,642,211)	(105,103,868)
Gross margin	16,362,902	18,456,195	31,459,087	34,694,952

Product development expense	(1,031,716)	(1,301,487)	(2,140,902)	(2,661,284)
Selling and administrative expenses	(12,188,736)	(11,140,681)	(22,534,931)	(22,261,047)
Operating profit	3,142,450	6,014,027	6,783,254	9,772,621

Interest expense	(636,287)	(746,941)	(1,330,941)	(1,507,472)
Other income (expense)	75,210	(20,066)	(124,495)	(9,712)
Income from continuing operations before income taxes	2,581,373	5,247,020	5,327,818	8,255,437

Income tax expense	(546,383)	(1,176,830)	(1,124,703)	(1,844,265)
Net income from continuing operations	$2,034,990	$4,070,190	$4,203,115	$6,411,172

Discontinued Operations (see note B)
Loss from operations of discontinued unit	$(234,237)	$(724,903)	$(520,005)	$(1,230,656)

Income from disposal of discontinued unit	2,016,696	-	2,016,696	-

Income tax (expense) benefit	(377,282)	162,585	(315,952)	$274,929

Income (Loss) from discontinued operations	$1,405,177	$(562,318)	$1,180,739	$(955,727)

Net Income	$3,440,167	$3,507,872	$5,383,854	$5,455,445

Earnings per share from continuing operations:
Basic	$0.33	$0.65	$0.69	$1.03

Diluted	$0.33	$0.65	$0.69	$1.02

Earnings (Loss) per share from discontinued operations:
Basic	$0.23	$(0.09)	$0.19	$(0.15)

Diluted	$0.23	$(0.09)	$0.19	$(0.15)
Total earnings per share:
Basic	$0.56	$0.56	$0.88	$0.88

Diluted	$0.56	$0.56	$0.88	$0.87

Cash dividends per share:	$0.11	$0.11	$0.22	$0.22

6

THE EASTERN COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 28, 2025	December 28, 2024
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$9,110,311	$14,010,388
Marketable Securities	-	2,051,301
Accounts receivable, less allowances: 2025 - $585,993 2024 - $530,560	40,236,949	35,515,632
Inventories	54,140,269	55,209,598
Current portion of notes receivable	51,457	286,287
Prepaid expenses and other assets	4,406,534	3,477,717
Current assets held for sale	-	5,071,828
Total Current Assets	107,945,520	115,622,751

Property, Plant and Equipment	59,637,113	56,320,688
Accumulated depreciation	(32,473,594)	(28,810,628)
Property, Plant and Equipment, Net	27,163,519	27,510,060

Goodwill	58,637,593	58,509,384
Trademarks	3,841,579	3,946,455
Patents and other intangibles net of accumulated amortization	7,764,381	8,765,612
Long term notes receivable, less current portion	82,386	162,102
Deferred income taxes	6,611,518	6,611,518
Right of use assets	17,362,814	14,180,865
Total Other Assets	94,300,271	92,175,936

TOTAL ASSETS	$229,409,310	$235,308,747

See accompanying notes.

7

THE EASTERN COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (continued)

	June 28, 2025	December 28, 2024
	(unaudited)
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$23,137,927	$19,650,970
Accrued compensation	5,157,522	5,478,581
Other accrued expenses	3,222,704	9,577,019
Current portion of operating lease liability	3,906,222	3,072,668
Current portion of finance lease liability	747,340	761,669
Current portion of long-term debt	4,302,654	3,603,935
Other current liabilities	-	505,376
Current liabilities held for sale	-	2,144,573
Total Current Liabilities	40,474,369	44,794,791

Other long-term liabilities	546,398	546,395
Operating lease liability, less current portion	13,456,592	11,108,197
Finance lease liability, less current portion	2,823,438	3,052,073
Long-term debt, less current portion	32,115,881	38,640,576
Accrued postretirement benefits	415,878	410,476
Accrued pension cost	15,127,781	16,064,840
Total Liabilities	104,960,337	114,617,348

Shareholders’ Equity
Voting Preferred Stock, no par value:
Authorized and unissued: 1,000,000 shares
Nonvoting Preferred Stock, no par value:
Authorized and unissued: 1,000,000 shares
Common Stock, no par value, Authorized: 50,000,000 shares	35,732,135	35,443,009
Issued: 9,163,570 shares as of 2025 and 9,146,996 shares as of 2024
Outstanding: 6,098,163 shares as of 2025 and 6,163,138 shares as of 2024
Treasury Stock: 3,065,407 shares as of 2025 and 2,983,858 shares as of 2024	(28,462,013)	(26,338,309)
Retained earnings	137,581,573	133,545,670
Accumulated other comprehensive loss:
Foreign currency translation	(1,878,997)	(2,276,590)
Unrealized gain (loss) on foreign currency swap, net of tax	241,827	(505,376)
Unrecognized net pension and postretirement benefit costs, net of tax	(18,765,552)	(19,177,005)
Accumulated other comprehensive loss	(20,402,722)	(21,958,971)
Total Shareholders’ Equity	124,448,973	120,691,399
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$229,409,310	$235,308,747

8

THE EASTERN COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six Months Ended
	June 28, 2025	June 29, 2024
Operating Activities
Net income	$5,383,854	$5,455,445
Less: Income (Loss) from discontinued operations	1,180,739	(955,727)
Income from continuing operations	$4,203,115	$6,411,172
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	3,178,318	3,741,969
Reduction in carrying amount of ROU assets	1,502,376	1,553,455
Unrecognized pension and postretirement (benefit) expense	(397,676)	10,219
Loss on sale of equipment and other assets	38,479	40,801
Provision for doubtful accounts	14,000	4,000
Stock compensation expense	289,126	624,320
Changes in operating assets and liabilities:
Accounts receivable	(2,271,343)	(5,266,259)
Inventories	1,886,960	2,365,451
Prepaid expenses and other	(314,221)	1,006,408
Other assets	124,859	28,720
Accounts payable	2,511,193	2,939,089
Accrued compensation	(445,105)	96,109
Change in operating lease liability	(1,502,376)	(1,553,455)
Other accrued expenses	(6,908,197)	(784,960)
Net cash provided by operating activities	1,909,508	11,217,039

Investing Activities
Marketable securities	2,222,059	(999,960)
Acquisition	(421,039)	-
Payments received from notes receivable	14,545	470,937
Proceeds from sale of discontinued operations	1,593,646	18,000
Purchases of property, plant, and equipment	(1,598,980)	(2,834,977)
Net cash provided by (used in) investing activities	1,810,231	(3,346,000)

Financing Activities
Principal payments on long-term debt	(5,919,065)	(1,505,952)
Financing leases, net	(393,352)	(62,674)
Purchase common stock for treasury	(2,123,705)	(482,120)
Dividends paid	(1,347,951)	(1,368,924)
Net cash used in financing activities	(9,784,073)	(3,419,670)

Discontinued Operations
Cash used in operating activities	-	(955,727)
Cash used in discontinued operations	-	(955,727)

Effect of exchange rate changes on cash	331,115	(88,598)
Net change in cash and cash equivalents	(5,733,219)	3,407,044

Cash and cash equivalents at beginning of period	14,843,530	8,299,453
Cash and cash equivalents at end of period	$9,110,311	$11,706,497

Supplemental disclosure of cash flow information:
Interest	$1,683,412	$1,639,713
Income taxes	1,679,091	1,599,765

Non-cash investing and financing activities
Right of use asset	1,468,961	144,445
Lease liability	(1,468,961)	(144,445)

See accompanying notes

9

Reconciliation of Non-GAAP Measures
Adjusted Net Income from Continuing Operations and Adjusted Earnings per Share from Continuing Operations Calculation
For the Three and Six Months ended June 28, 2025 and June 29, 2024
($000's)

	Three Months Ended		Six Months Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Net income from continuing operations as reported per generally accepted accounting principles (GAAP)	$2,035	$4,070	$4,203	$6,411

Earnings per share from continuing operations as reported under generally accepted accounting principles (GAAP):

Basic	$0.33	$0.65	$0.69	$1.03
Diluted	$0.33	$0.65	$0.69	$1.02

Adjustments:

Restructuring (a)	1,822	-	1,887	-

Non-GAAP tax impact of adjustments (1)	(385)	-	(398)	-

Total adjustments (Non-GAAP)	1,437	-	1,489	-

Adjusted net income from continuing operations (Non-GAAP)	$3,472	$4,070	$5,692	$6,411

Adjusted earnings per share from continuing operations (Non-GAAP):

Basic	$0.57	$0.65	$0.93	$1.03
Diluted	$0.57	$0.65	$0.93	$1.02

(1) We estimate the tax effect of the items identified to determine a non-GAAP annual effective tax rate applied to the pre-tax amount in order to calculate the non-GAAP provision for income taxes.

(a) consists of personnel related and facility costs

10

Reconciliation of Non-GAAP Measures
Adjusted EBITDA Calculation
For the Three and Six Months ended June 28, 2025 and June 29, 2024
($000's)

	Three Months Ended		Six Months Ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024

Net income from continuing operations as reported per generally accepted accounting principles (GAAP)	$2,035	$4,070	$4,203	$6,411

Interest expense	637	747	1,331	1,507
Provision for income taxes	546	1,176	1,125	1,844
Depreciation and amortization	1,695	1,965	3,178	3,742
Restructuring (a)	1,822	-	1,887	-
Adjusted EBITDA from continuing operations (non-GAAP)	$6,735	$7,958	$11,724	$13,504

11